EXHIBIT 99.1

Atheros Announces Financial Results for Q2 2007

Revenue Surpasses $100 Million

Santa Clara, Calif. – July 23, 2007 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless solutions, today announced financial results for the second quarter of 2007, ended June 30, 2007.

Revenue in the second quarter was $100.8 million, up 6 percent from the $95.5 million reported in the first quarter of 2007 and up 38 percent from the $73.2 million reported in the second quarter of 2006.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded second quarter net income of $9.3 million or $0.16 per diluted share. This compares with a GAAP net income of $7.6 million or $0.13 per diluted share in the first quarter of 2007. Net income in the second quarter of 2006 was $6.8 million or $0.12 per diluted share. Total cash and investments were $228 million at June 30, 2007.

Atheros reports operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition related charges. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is presented in the financial statements portion of this release.

Non-GAAP gross margins in the second quarter were 49.7 percent, compared with 48.0 percent in the first quarter of 2007 and 49.1 percent in the second quarter of 2006. Non-GAAP operating income was 16.1 percent of revenue, compared with 14.5 percent in the first quarter of 2007 and 14.4 percent in the second quarter of 2006.

Non-GAAP net income in the second quarter was $14.7 million or $0.25 per diluted share, compared with non-GAAP net income of $13.6 million or $0.23 per diluted share in the first quarter of 2007 and $9.5 million or $0.17 per diluted share in the second quarter of 2006.

“Q2 represents our first quarter in which revenue exceeded $100 million and our ninth consecutive quarter of revenue growth. Both our non-GAAP operating profit and non-GAAP net income were also records,” said Craig Barratt, president and CEO of Atheros.

“Revenue from our 802.11n products grew significantly in the second quarter, and our 802.11g business remained strong. We continued to see strength in our PC OEM segment, a result of increased shipments of both our wireless LAN and Ethernet products,” he said.

“Atheros is driving the ongoing market adoption of 802.11n solutions, with Draft 2.0 802.11n certification and our recently introduced second generation XSPANTM 802.11n product line, featuring enhanced performance and industry leading integration. Our extensive family of XSPAN products, combined with our diversification into the Ethernet and Bluetooth markets further establishes Atheros as a significant communications solutions provider to the PC, Networking and Consumer markets,” Dr. Barratt said.

Recent Atheros Press Release Highlights:

•	June 18- Atheros Appoints Ben Naskar as Vice President and General Manager to Lead Wireless Networking Business Unit

•	May 21- Atheros Expands 802.11n Portfolio with Second-Generation XSPAN Solutions

•	May 16- Atheros’ XSPAN Dual-Band Solutions Selected for Wi-Fi CERTIFIED(TM) 802.11n Draft 2.0 Test Suite

•	May 7- Atheros Expands Networking Portfolio with Industry’s Smallest Gigabit Ethernet PHY

Conference Call

Atheros will broadcast its second quarter 2007 financial results conference call today, Monday, July 23, 2007, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (210) 234-0000 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (402) 998-1002.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless and other network communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is being used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo and XSPAN are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated ongoing market adoption of 802.11n solutions and the expected benefits of our diversification into the Ethernet and Bluetooth markets, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the impacts of competition, technological advances; general economic conditions; difficulties in the development of new products and technologies; manufacturing difficulties; whether Atheros is successful in marketing its products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Contact:

Jack Lazar	Deborah Stapleton
Chief Financial Officer	President
Atheros Communications, Inc.	Stapleton Communications Inc.
(408) 773-5200	(650) 470-0200

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$100,808	$73,193	$196,326	$134,277
Cost of goods sold	50,859	37,373	100,775	69,039

Gross profit	49,949	35,820	95,551	65,238
Operating expenses:
Research and development	24,628	17,902	48,234	33,431
Sales and marketing	8,891	6,709	17,313	12,358
General and administrative	4,786	3,902	9,513	6,798
Amortization of acquired intangible assets	1,789	—	3,568	—

Total operating expenses	40,094	28,513	78,628	52,587

Income from operations	9,855	7,307	16,923	12,651
Interest income, net	2,770	2,188	5,262	4,004
Provision for income taxes	(3,343)	(2,742)	(5,304)	(3,088)

Net income	$9,282	$6,753	$16,881	$13,567

Basic earnings per share	$0.17	$0.13	$0.31	$0.27

Diluted earnings per share	$0.16	$0.12	$0.29	$0.25

Shares used in computing basic earnings per share	55,543	51,546	55,112	50,995

Shares used in computing diluted earnings per share	59,111	55,447	58,710	54,959

Non-GAAP net income (*)	$14,698	$9,508	$28,310	$17,402

Shares used in computing non-GAAP basic earnings per share (*)	55,543	51,546	55,112	50,995

Shares used in computing non-GAAP diluted earnings per share (*)	59,111	55,447	58,710	54,959

Non-GAAP basic earnings per share (*)	$0.26	$0.18	$0.51	$0.34

Non-GAAP diluted earnings per share (*)	$0.25	$0.17	$0.48	$0.32

(*)	To supplement our condensed consolidated financial statements in accordance with GAAP, we have provided above non-GAAP measures of net income and basic and diluted earnings per share. Our management believes that these non-GAAP measures provide useful information to enhance the overall understanding of our ongoing economic performance, and therefore, uses these non-GAAP measures in our internal reporting to evaluate and manage our operations. We have provided the non-GAAP measures above to enable investors to perform comparisons of our operating results in a similar manner as our management analyzes those operating results. A reconciliation of the reported GAAP to non-GAAP condensed consolidated statements of operations is provided separately.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30, 2007
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$100,808	$—		$100,808

Cost of goods sold	50,859	(121	) (a)	50,738

Gross profit	49,949	121		50,070
Operating expenses:
Research and development	24,628	(2,654	) (a)	21,974
Sales and marketing	8,891	(1,054	) (a)	7,837
General and administrative	4,786	(743	) (a)	4,043
Amortization of acquired intangible assets	1,789	(1,789	) (b)	—

Total operating expenses	40,094	(6,240)		33,854

Income from operations	9,855	6,361		16,216

Interest income, net	2,770	—		2,770
Provision for income taxes	(3,343)	(945	) (c)	(4,288)

Net income	$9,282	$5,416		$14,698

Basic earnings per share	$0.17			$0.26

Diluted earnings per share	$0.16			$0.25

Shares used in computing basic earnings per share	55,543			55,543

Shares used in computing diluted earnings per share	59,111			59,111

Notes:

(a)	Stock-based compensation expense
(b)	Amortization of acquired intangible assets
(c)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$73,193	$—		$73,193

Cost of goods sold	37,373	(105	) (a)	37,268

Gross profit	35,820	105		35,925
Operating expenses:
Research and development	17,902	(1,764	) (a)	16,138
Sales and marketing	6,709	(814	) (a)	5,895
General and administrative	3,902	(574	) (a)	3,328
Amortization of acquired intangible assets	—	—		—

Total operating expenses	28,513	(3,152)		25,361
Income from operations	7,307	3,257		10,564

Interest income, net	2,188	—		2,188
Provision for income taxes	(2,742)	(502	) (b)	(3,244)

Net income	$6,753	$2,755		$9,508

Basic earnings per share	$0.13			$0.18

Diluted earnings per share	$0.12			$0.17

Shares used in computing basic earnings per share	51,546			51,546

Shares used in computing diluted earnings per share	55,447			55,447

Notes:

(a)	Stock-based compensation expense
(b)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Six Months Ended June 30, 2007
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$196,326	$—		$196,326

Cost of goods sold	100,775	(405	) (a)	100,370

Gross profit	95,551	405		95,956
Operating expenses:
Research and development	48,234	(5,650	) (b)	42,584
Sales and marketing	17,313	(2,095	) (b)	15,218
General and administrative	9,513	(1,441	) (b)	8,072
Amortization of acquired intangible assets	3,568	(3,568	) (c)	—

Total operating expenses	78,628	(12,754)		65,874
Income from operations	16,923	13,159		30,082

Interest income, net	5,262	—		5,262
Provision for income taxes	(5,304)	(1,730	) (d)	(7,034)

Net income	$16,881	$11,429		$28,310

Basic earnings per share	$0.31			$0.51

Diluted earnings per share	$0.29			$0.48

Shares used in computing basic earnings per share	55,112			55,112

Shares used in computing diluted earnings per share	58,710			58,710

Notes:

(a)	Stock-based compensation expense of $246 and acquisition related charges of $159
(b)	Stock-based compensation expense
(c)	Amortization of acquired intangible assets
(d)	Net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Six Months Ended June 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$134,277	$—		$134,227

Cost of goods sold	69,039	(223	) (a)	68,816

Gross profit	65,238	223		65,461
Operating expenses:
Research and development	33,431	(3,454	) (a)	29,977
Sales and marketing	12,358	(1,491	) (a)	10,867
General and administrative	6,798	(1,062	) (a)	5,736
Amortization of acquired intangible assets	—	—		—

Total operating expenses	52,587	(6,007)		46,580

Income from operations	12,651	6,230		18,881

Interest income, net	4,004	—		4,004
Provision for income taxes	(3,088)	(2,395	) (b)	(5,483)

Net income	$13,567	$3,835		$17,402

Basic earnings per share	$0.27			$0.34

Diluted earnings per share	$0.25			$0.32

Shares used in computing basic earnings per share	50,995			50,995

Shares used in computing diluted earnings per share	54,959			54,959

Notes:

(a)	Stock-based compensation expense
(b)	Income tax benefit of $1,392 from the partial release of the deferred tax asset valuation allowance, and $1,003 from the net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:

Cash, cash equivalents and marketable securities	$228,175	$185,906
Accounts receivable, net	49,394	46,016
Inventory	28,891	25,879
Deferred income taxes and other current assets	11,703	10,645

Total current assets	318,163	268,446

Property and equipment, net	11,485	8,994
Goodwill and acquired intangible assets	78,539	81,717
Deferred income taxes and other assets	11,617	4,901

	$419,804	$364,058

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$67,541	$63,981

Deferred income taxes and other long-term liabilities	37,387	19,135

Stockholders’ equity	314,876	280,942

	$419,804	$364,058